Exhibit 5.1


                       FOULSTON & SIEFKIN
                   700 Fourth Financial Center
                      Wichita, Kansas 67202
                          316/267-6371



                          May 26, 1994



Fourth Financial Corporation
100 North Broadway
Wichita, Kansas 67202


     Re:  Fourth Financial Corporation 1993 Incentive Option Plan
          (the "Plan")


Dear Sirs:


     We have examined the corporation records and proceedings of Fourth Financial Corporation (hereinafter referred to as the "Company") with respect to:


     1.   The organization of the Company;


     2. The legal sufficiency of all corporate proceedings of the Company taken in connection with the creation, issuance, the form and validity, and full payment and nonassessability when issued, of the 1,000,000 share of Common stock, par value $5.00 per share, of the Company (hereafter referred to as the "Shares") covered by the Form S-8 Registration Statement (hereinafter referred to as the "Registration Statement") in connection with which this opinion is rendered to be issued pursuant to the Plan.


     Based upon such examination, we are of the opinion:

     (a) That Fourth Financial Corporation is duly organized and validly existing in good standing under the laws of the State of Kansas;





May 26, 1994
Page 2


     (b) That the Company is authorized to have issued and outstanding 50,000,000 shares of Common Stock of the par value of $5.00 per share;


     (c) That when the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission, and the Shares shall have been issued and sold upon the terms and conditions set forth in the Registration Statement and the Plan, then the Shares will be validly authorized ad legally issued, fully paid and nonassessable.


     We hereby consent (1) to be named in the Registration
Statement, and in the Prospectus which constitutes a part thereof, as the attorneys who will pass upon the validity of the Shares, and (2) to the filing of this opinion as Exhibit 5.1 to the Registration Statement.


                              Very truly yours,


                              /s/ Foulston & Siefkin
                              FOULSTON & SIEFKIN